UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240-14a-12

FLORIDIAN FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

_________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 30, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Floridian Financial Group, Inc., which will be held at our principal executive offices, 175 Timacuan Boulevard, Lake Mary, Florida 32746, on Thursday, April 29, 2010, beginning at 9:00 a.m. Eastern Time.

The attached Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted on at the meeting. We will also discuss the operations of Floridian Financial Group, Inc., and its wholly-owned subsidiaries, Floridian Bank and Orange Bank of Florida.

We hope you can attend the meeting and vote your shares in person. Whether or not you plan to attend the meeting, we would appreciate your completing the enclosed proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you submit your proxy and attend in person, you may change your vote at that time. We must receive your proxy no later than 11:59 p.m. Eastern Time on Wednesday, April 28, 2010.

We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call me at (407) 321-3233 or John Waters at (386) 274-6024.

Sincerely,

Charlie W. Brinkley, Jr.

Chairman and CEO

The accompanying Proxy Statement and Proxy Card are being mailed beginning on or around April 1, 2010 to all shareholders entitled to vote. The Floridian Financial Group 2009 Annual Report, which includes consolidated financial statements, is being mailed with this Proxy Statement.

175 Timacuan Boulevard

Lake Mary, Florida

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Floridian Financial Group, Inc. (the “Company”) will be held at the Company’s principal executive offices, 175 Timacuan Boulevard, Lake Mary, Florida 32746, on Thursday, April 29, 2010, beginning at 9:00 a.m. Eastern Time, for the following purposes:

1.         To elect three Class I directors to serve for a three-year term that expires at the 2013 Annual Meeting of Shareholders and two Class II directors to serve for a one-year term that expires at the 2011 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.         To ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.         To transact such other or further business as may properly come before the 2010 Annual Meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2010. The Proxy Statement and the Annual Report to Shareholders are also available at www.snl.com/IRWebLinkX/GenPage.aspx?IID=4115186&GKP=204096.

Only shareholders of record at the close of business on March 12, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

March 30, 2010 Lake Mary, Florida	Charlie W. Brinkley, Jr. Chairman of the Board

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

PROPOSAL 1 – NOMINEES FOR ELECTION AS DIRECTORS	6

CORPORATE GOVERNANCE	11

TRANSACTIONS WITH MANAGEMENT AND RELATED PERSONS	12

EXECUTIVE OFFICERS	13

EXECUTIVE COMPENSATION	14

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20

REPORT OF THE AUDIT COMMITTEE	20

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21

AUDIT FEES AND RELATED MATTERS	22

SHAREHOLDER PROPOSALS	23

DIRECTOR NOMINATIONS	23

HOUSEHOLDING	23

175 Timacuan Boulevard

Lake Mary, Florida

(407) 321-3233

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

APRIL 29, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

We are furnishing this Proxy Statement and the enclosed Proxy Card on behalf of the Board of Directors (the “Board of Directors”) of Floridian Financial Group, Inc., a Florida corporation, for use at our 2010 Annual Meeting of Shareholders, or at any adjournments or postponements (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our principal executive offices, 175 Timacuan Boulevard, Lake Mary, Florida 32746, at 9:00 a.m. local time, on Thursday, April 29, 2010.

As used in this Proxy Statement, the terms “us”, “we”, and “our”, refer to Floridian Financial Group, Inc., and, where appropriate, Floridian Financial Group, Inc., and its subsidiaries. The term “Common Stock” means shares of our Common Stock, par value $5.00 per share.

Shareholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on March 12, 2010, which the Board of Directors has set as the record date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had 6,193,846 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Our shares of Common Stock were held by approximately 781 shareholders of record on the record date. Each shareholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. The shares of Common Stock represented by properly executed Proxy Cards will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	1

▪

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

▪

Beneficial Owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we do not know that you are a shareholder, or how many shares you own.

Voting Deadline

If you are a shareholder of record on the record date, then your proxy must be received no later than 11:59 p.m. on Wednesday, April 28, 2010 (the day before the Annual Meeting), to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting Without Attending the Annual Meeting

Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions only by mail. Instructions are on the Proxy Card. The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting In Person

Shares held in your name as the shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you submitted.

Voting Requirements

The Annual Meeting is being held to (1) elect three Class I directors to serve for a three-year term that expires at the 2013 Annual Meeting of Shareholders and two Class II directors to serve for a one-year term that expires at the 2011 Annual Meeting and until their successors have been duly elected and qualified, (2) ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and (3) transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof. None of the proposals create dissenters’ or appraisal rights.

Our Board of Directors recommends that you vote your shares FOR each of the nominees for election to the Board and FOR the ratification of the appointment of our independent registered public accounting firm.

2	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Our Bylaws provide that directors are elected by a plurality of the votes cast. The withholding of authority by a shareholder (including broker non-votes) as to the election of directors (Proposal 1) thus has no effect on the results of the election.

Under Florida law, the ratification of the appointment of our independent registered public accounting firm (Proposal 2) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 2.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a Proxy Card without giving specific voting instructions, then your shares will be voted FOR of each of the nominees for election to the Board of Directors, as set forth in Proposal 1 and FOR the ratification of the appointment of our independent registered public accounting firm, as set forth in Proposal 2.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At the Annual Meeting, only Proposal 2 is considered “routine”, which means that your broker, trustee, or other nominee can vote your shares on Proposal 2 if you do not timely provide instructions to vote your shares. If you do not give a proxy to vote your shares, your broker, trustee, or other nominee may either:

▪	vote your shares on “routine” matters, or

▪	leave your shares unvoted.

If your broker, trustee, or other nominee that is entitled to vote your shares leaves those shares unvoted, it is called a “broker non-vote.” A “broker non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies granted by the Proxy Card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the Proxy Card will vote on such matter in their own discretion.

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	3

Costs of Proxy Solicitation

Proxies will be solicited from our shareholders by mail. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile, mail, or email. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of Common Stock that, as of March 15, 2010, are deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each of our executive officers named in the Summary Compensation Table below, by all of our directors and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock, or shares such power with his or her spouse.

Percentage of Outstanding Common Stock Owned (1) (2)
Beneficial Owner	Number of Shares Held	Percentage(3)
Charlie W. Brinkley, Jr.(4)	133,521	2.1%
Keith A. Bulko(5)	89,480	1.4%
William F. Crider(6)	147,511	2.4%
Thomas H. Dargan, Jr.(7)	151,714	2.4%
Truman E. Gailey, Jr.(8)	79,670	1.3%
Jennings L. Hurt(9)	102,620	1.7%
Blaine Staed Lansberry(10)	102,670	1.7%
Roxy Marrese, Jr. #	54,290	*
W. Warner Peacock(11)	157,511	2.5%
Stanley H. Sandefur(12)	103,120	1.7%
John D. Waters	35,004	*
All Officers and Directors as a Group (13 persons)	1,220,099	19.0%

#	Dr. Marrese has announced his resignation from our Board effective as of the 2010 Annual Meeting.
(1)	All entries based on information provided to us by our directors and executive officers.
(2)

For purposes of this table, a person is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares, or investment power, which includes the power to dispose or direct the disposition of the shares, or if he or she has the right to acquire the shares under options which are exercisable currently or within 60 days of March 15, 2010. Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares unless otherwise noted. A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person. The shares for each of the persons listed on the table include the following stock options (exercisable within 60 days of March 15, 2010):

4	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Name	Stock Options
Charlie W. Brinkley, Jr.	21,118
Keith A. Bulko	49,000
William F. Crider	25,186
Thomas H. Dargan, Jr.	49,000
Truman E. Gailey, Jr.	10,500
Jennings L. Hurt, III	2,500
Blaine Staed Lansberry	10,500
Roxy Marrese, Jr.	10,500
W. Warner Peacock	25,186
Stanley H. Sandefur	3,000
John D. Waters	15,000

(3)	An asterisk in this column means that the respective director or executive officer is the beneficial owner of less than 1% of Common Stock.
(4)

Includes 18,000 shares held in a trust for his daughter under which Mr. Brinkley serves as co-trustee, of which he disclaims beneficial ownership. Of the shares of Common Stock beneficially owned by Mr. Brinkley, 73,280 shares are pledged as security.

(5)	Includes (i) 33,796 shares held by his wife; and (ii) 2,313 shares held jointly with his wife.
(6)	Includes 122,325 shares of which he shares voting and investment power with his wife. Of the shares of Common Stock beneficially owned by Mr. Crider, 80,000 shares are pledged as security.
(7)	Includes 1,450 shares held by his wife. Of the shares of Common Stock beneficially owned by Mr. Dargan, 87,500 shares are pledged as security for a line of credit.
(8)	Includes 4,040 shares held by his wife. Of the shares of Common Stock beneifically owned by Mr. Gailey, 22,000 shares are pledged as security.
(9)

Includes (i) 16,000 shares held in trusts under which Mr. Hurt shares investment power as a co-trustee, all of which he disclaims beneficial ownership; and (ii) 84,000 shares owned by a family partnership under which he has sole investment and voting power. Of the shares of our Common Stock beneficially owned by Mr. Hurt, 100,000 shares are pledged as security.

(10)

Includes (i) 24,500 shares held in a family trust which Ms. Lansberry disclaims beneficial ownership, and (ii) 67,000 shares of which she shares voting and investment power with her husband. Of the shares of Common Stock beneficially owned by Ms. Lansberry, 53,937 shares are pledged as security.

(11)

Includes 52,205 shares held in a trust under which Mr. Peacock shares investment power as a co-trustee with his wife. Of the shares of Common Stock beneficially owned by Mr. Peacock, 130,000 shares are pledged as security.

(12)	Of the shares of Common Stock beneficially owned by Mr. Sandefur, 100,000 shares are pledged as security.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	5

PROPOSAL 1

NOMINEES FOR ELECTION AS DIRECTORS

Election of Directors

The Board of Directors is divided into three classes, designated Class I, Class II, and Class III. The directors in each class are elected for terms of three years or until their successors are duly qualified and elected. At the Annual Meeting, the shareholders will elect three Class I directors. In addition, the Board of Directors has nominated two new directors this year, who, if elected, will be designated as Class II directors. The Board of Directors proposes the following five nominees for election as directors at the Annual Meeting. The individuals named on the enclosed proxy card will vote, unless instructed otherwise, each properly delivered proxy for the election of the following nominees as directors.

If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board of Directors to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

Mr. Waters was recommended as a nominee by Mr. Brinkley, after Mr. Waters announced his retirement from the Company. Ms. Lansberry was recommended by Mr. Dargan.

The Board of Directors has been set at 10 members. If all five director nominees are elected, the Board of Directors will have no vacancies.

Director Qualifications

The following paragraphs provide information (age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and names of other publicly-held companies for which he or she serves as a director or has served as a director during the past five years) as of the date of this Proxy Statement about each nominee and each incumbent director not up for re-election. While the following paragraphs note certain individual qualifications and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole, we also believe that all of our nominees and incumbent directors not up for re-election have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated strong leadership skills, business acumen and an ability to exercise sound judgment, as well as a commitment of service to Floridian Financial Group’s shareholders.

Nominees as Class I Directors to Serve For a Three-Year Term Expiring in 2013

William F. Crider, 69, has served as one of our directors since April 2008. Since 1995, Mr. Crider has been retired. Prior to his retirement, Mr. Crider was Chairman and principal owner of Contractors Supply of Orlando and President of Gypsum Dealers Management Association. Mr. Crider holds a B.S. degree in Business from Florida Atlantic University. We believe Mr. Crider’s qualifications to sit on our Board include his 25 years of successfully running his own drywall manufacturing company known as Gypsum Wholesale Dealers. Mr. Crider has nine years of previous bank board experience through his directorship at Citrus Bank and Mercantile Bank in the Central Florida area.

Truman E. (Roy) Gailey, Jr., 65, has served as one of our directors since September 2005. Since May 1985, Mr. Gailey has been the President of Carter Electrical Management Company, Inc. In addition, Mr. Gailey has been President of Lumina Group, Inc, a communications systems business since November 1999. We believe Mr. Gailey’s qualifications to sit on our Board include the fact that he is a lifelong resident of Volusia County, and has always been involved in the community. He has been the sole owner of the successful Carter Electric Company since 1985, and also served on the advisory board of Sothern Community Bank.

Jennings L. Hurt, III, 57, has served as one of our directors since April 2008. Mr. Hurt has practiced civil law since 1977 and has been an attorney with Rissman, Barrett, Hurt, Donahue & McLain, P.A. since 1987, where

6	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

he currently serves as the managing partner. Mr. Hurt holds a B.S. degree in Business Administration from the University of Florida and a J.D. degree from Cumberland School of Law of Samford University. We believe Mr. Hurt’s qualifications to sit on our Board include his 32 years of knowledge of the legal industry and litigation. He also served as director for Southern Bank of Central Florida and Southern Community Bank.

Nominees to Serve as Class II Directors For a One-Year Term Expiring in 2011

Blaine Staed Lansberry, 49, has served as Vice President of Sales and Marketing for the Best Western Aku Tiki Inn since 2004; Vice President of Sales and Marketing for Bahama House since 1999; and President of Staed Family Associates, an operator of hotels in Daytona Beach Shores, Florida, since 1999. Ms. Lansberry holds a B.A. degree in from Agnes State College. We believe Ms. Lansberry’s qualifications to sit on our Board include the fact that she is a lifelong resident of Daytona Beach. She is very involved in the community, and has been awarded several community service awards in Volusia County. Ms. Lansberry served as an advisory board member at SunTrust Bank in Volusia County.

John D. Waters, 63, has served as our Executive Vice President and Chief Financial Officer since December 2005. Mr. Waters announced his plans to retire from his position as our Executive Vice President and Chief Financial Officer effective as of April 30, 2010. From 1994 until December 2001, Mr. Waters was Chief Financial Officer, and from January 2002 until December 2003, was Director of Investor Relations of F.N.B. Corp., a bank holding company. From January 2004 until December 2007, Mr. Waters was President and Founder of Kelly, Pratt & Waters, Ltd., an investor relations consulting company. Mr. Waters holds a B.S. degree in Industrial Management from University of Dayton. We believe Mr. Waters’s qualifications to sit on our Board include his extensive financial experience in the banking industry.

The Board of Directors recommends a vote “FOR” each of the nominees.

Continuing Directors

We have one director continuing in office as a Class II Director, with a term expiring at the 2011 Annual Meeting of Shareholders:

Keith A. Bulko, 53, has served as Floridian Bank’s President and as one of our directors since September 2005. Mr. Bulko was Senior Lender with Peninsula Bank from June 1998 until it was acquired by Southern Community Bancorp in May 2001. From May 2001 until it was acquired by First National Bank of Florida in September 2004, Mr. Bulko was Regional President of Volusia County Market for Southern Community Bancorp. He was Regional President of Volusia County Market at First National Bank of Florida until it was acquired by Fifth Third Bank in December 2004. Mr. Bulko remained at Fifth Third Bank as Commercial Sales Manager for Central Florida until January 2005. Mr. Bulko holds a B.A. degree in Political Science from Michigan State University. We believe Mr. Bulko’s qualifications to sit on our Board include his 31 years of experience in the banking industry, and his experience serving extensively in leadership roles in credit administration.

Our directors continuing in office as Class III Directors, with terms expiring at the 2012 Annual Meeting of Shareholders, are as follows:

Charlie W. Brinkley, Jr., 56, has served as our Chairman and CEO and one of our directors since April 2008. From October 2007 until we acquired Orange Bank of Florida in March 2008, Mr. Brinkley was a director of Orange Bank of Florida. Mr. Brinkley was Chairman and CEO of Southern Community Bancorp from its inception in 1999 until it was acquired by First National Bank of Florida in September 2004. He was Vice Chairman at First National Bank of Florida until it was acquired by Fifth Third Bank in December 2004. Mr. Brinkley remained at Fifth Third Bank as Chairman of the Board for the Central Florida Region until September 2007. Mr. Brinkley holds a B.S. degree in Marketing from the University of Tennessee. We believe Mr. Brinkley’s qualifications to sit on our Board include his 33 years of experience in the banking industry.

Thomas H. Dargan, Jr., 55, has served as our Chairman and Chief Executive Officer from March 2006 until April 2008 when he assumed the duties of President. Mr. Dargan has also been one of our directors, as well as

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	7

Chairman and CEO of Floridian Bank since March 2006. Mr. Dargan was Chief Executive Officer with Peninsula Bank from June 1998 until it was acquired by Southern Community Bancorp in May 2001. From May 2001 until it was acquired by First National Bank of Florida in September 2004, Mr. Dargan was Chief Executive Officer for Southern Community Bank-Central Florida. He was Chief Executive Officer of the Central Florida Region at First National Bank of Florida until it was acquired by Fifth Third Bank in December 2004. Mr. Dargan remained at Fifth Third Bank as Chief Executive Officer of the Volusia County Region until January 2005. Mr. Dargan holds a B.A. degree in Marketing from Michigan State University. We believe Mr. Dargan’s qualifications to sit on our Board include the fact that he is a 21 year resident of Volusia County, and has been very active in the community. Mr. Dargan also has 33 years of experience in the banking industry.

W. Warner Peacock, 55, has served as one of our directors since September 2005. Since 2000, Mr. Peacock has been the President and CEO of First Team Properties, Inc., a real estate investment, management, and development company. In addition, Mr. Peacock has been President and CEO of NRAM Holdings, Inc, an owner of new car dealerships since January 2007. Mr. Peacock holds a B.S. degree in Accounting from Florida State University. We believe Mr. Peacock’s qualifications to sit on our Board include his experience as a Certified Public Accountant, and his extensive knowledge in financial accounting and reporting, corporate finance, and financial reports and controls.

Stanley H. Sandefur, 57, has served as one of our directors since April 2008. Since 1987, Mr. Sandefur has been the President of Sandefur Holding Co., Inc., a real estate developer. We believe Mr. Sandefur’s qualifications to sit on our Board include his 32 years of experience as a real estate developer in the Central Florida area. His knowledge of real estate transactions is vital to the boards and to the loan committees that he has served on. He has 25 years of bank board directorship experience, as well as membership on many loan committees, audit committees, and asset and liability committees.

Committees of the Board of Directors

Our Board of Directors oversees our business, property, and affairs pursuant to the Florida Business Corporation Act and our Articles of Incorporation and Bylaws. Members of our Board of Directors are kept informed of our business through discussions with our executive management team, by reviewing materials provided to them, and by participating in board and committee meetings. During 2009, our Board of Directors held six meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served, except for Messrs. Gailey and Hurt.

Our Common Stock is not listed on any stock exchange. We have elected to apply the independence standards of the New York Stock Exchange. NYSE requires that a majority of a company’s directors be “independent,” as defined by NYSE’s rules. Generally, a director does not qualify as an independent director if the director or a member of a director’s immediate family has had in the past three years certain relationships or affiliations with the company, the company’s external or internal auditors, or other companies that do business with the company. Our Board of Directors has affirmatively determined that a majority of our directors are independent directors. Based on these standards, our Board of Directors determined that its independent directors include the following current directors and nominees for director: William F. Crider, Truman E. Gailey, Jr., Jennings L. Hurt, III, Blaine Lansberry, W. Warner Peacock, and Stanley H. Sandefur.

Our Board of Directors has established an Audit Committee and a Compensation Committee. Each member of our committees is independent. The composition, duties and responsibilities of these committees are set forth below.

8	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Name	Audit	Compensation
Charlie W. Brinkley, Jr.**
Keith A. Bulko
William F. Crider		X
Thomas H. Dargan, Jr.
Truman E. Gailey, Jr.	X
Jennings L. Hurt, III	X
Blaine Lansberry***		X
W. Warner Peacock*	Chair
Stanley H. Sandefur		Chair
John D. Waters***
*	Qualifies as an audit committee financial expert
**	Chairman of the Board of Directors
***	If elected

Audit Committee

The Audit Committee met four times in 2009. The Audit Committee operates under a written charter, which is posted at www.floridianfinancialgroup.com. Our Audit Committee’s primary responsibilities, among others, include:

▪	Reviewing the annual audited and quarterly financial statements with management, the internal auditor and the outside auditor;

▪	Selecting our independent registered public accounting firm (with shareholder ratification);

▪	Evaluating the performance of our independent registered public accounting firm;

▪

Reviewing with the outside auditor and management, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and significant issues regarding our accounting and auditing principles and practices;

▪	Selecting and evaluating the internal audit director or firm;

▪	Reviewing the adequacy and effectiveness of our disclosure controls and procedures and our internal controls, including any significant deficiencies and significant changes in internal controls;

▪

Reviewing and approving all “related person transactions” and advising the Board of Directors with respect to our policies and procedures regarding compliance with related applicable laws and regulations and with our Code of Ethics;

▪	Reviewing any matters arising from an audit which is brought to the attention of our Board of Directors;

▪	Monitoring our compliance with legal and regulatory requirements; and

▪	Overseeing our accounting and financial reporting process.

Compensation Committee

The Compensation Committee met two times in 2009. The Compensation Committee does not have a written charter. Our Compensation Committee’s primary responsibilities, among others, include:

▪

Reviewing and approving corporate goals and objectives relevant to the compensation, evaluate the executive officers’ performance in light of these goals and objectives, and review and recommend to the Board of Directors for determination the executive officers’ salary and incentive compensation based on this evaluation;

▪	Reviewing and overseeing our compensation philosophy;

▪	Approving, evaluating and recommending to the Board of Directors for ratification our equity and cash incentive compensation plans;

▪	Reviewing and recommending to the Board of Directors employment agreements, severance agreements, and change-in-control agreements with our executive officers, as the committee deems appropriate; and

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	9

▪

Evaluating non-employee director compensation and recommending to the full Board of Directors the appropriate level of non-employee director compensation, including compensation for service as a member or chair of a board committee.

The Compensation Committee uses its business judgment and other resources it deems appropriate in executing its duties, including establishing our compensation philosophy and policies, overseeing the implementation of executive officer and non-employee director compensation programs and overseeing disclosures regarding compensation in our Securities and Exchange Commission filings. In executing its duties, the Compensation Committee considers many factors, including market comparisons using data derived from third party resources, competitive considerations, executive expectations and executive performance. As of the date of this Proxy Statement, the Compensation Committee has not delegated any of its responsibilities to other parties.

The Compensation Committee reviews and recommends to our Board of Directors for determination the compensation of our Chief Executive Officer. In addition, Mr. Brinkley separately submits recommendations to the Compensation Committee regarding all other executive officers for use by the Compensation Committee in making recommendations to the Board of Directors concerning their base salary and incentive compensation. An executive officer may not be present at a meeting of the Compensation Committee where that executive officer’s compensation is being discussed.

The Compensation Committee did not engage any compensation consultants in 2009.

Directors’ Fees

We paid an annual retainer of $1,500 payable in our Common Stock to each outside director for their attendance at meetings of the Board of Directors in 2009. In 2010, this retainer has been reduced to $1,000. In addition, several of our directors receive payment for attending meetings of the Banks.

Orange Bank pays all of its outside directors $250 for each regularly scheduled Board meeting attended in person and $100 for each special meeting attended in person. Finally, Orange Bank pays each of its outside directors $200 for each Loan Committee meeting attended. All Orange Bank director fees are payable in cash.

Floridian Bank pays all of its directors, including insiders, $250 for each Board meeting attended, which is reduced to $125 if the director attends telephonically. All Floridian Bank director fees are payable in shares of our Common Stock.

Director Compensation Table.

The following table sets forth a summary of the compensation we paid to our directors, other than directors who are also named executive officers, in 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($) (2)	Total ($)
William F. Crider	—	$1,500	—	$9,850	$11,350
Truman E. Gailey, Jr.	—	1,500	—	3,000	4,500
Jennings L. Hurt	—	1,500	—	3,950	5,450
Roxy Marrese, Jr.	—	1,500	—	3,000	4,500
W. Warner Peacock	—	1,500	—	5,400	6,900
Stanley H. Sandefur	—	1,500	—	3,900	5,400

(1)	The amounts in this column represent the fair value of the award as calculated in accordance with U.S. generally accepted accounting principles.
(2)

Messrs. Gailey and Marrese receive a stock award in lieu of $3,000 meeting fees for attendance at Floridian Bank Board meetings. Messrs. Crider ($9,850), Hurt ($3,950), Peacock ($5,400), and Sandefur ($3,900) each received cash meeting fees for attendance at Orange Bank Board and Orange Bank Board loan committee meetings.

10	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Mr. Waters, our current chief financial officer, has announced his retirement effective April 30, 2010. He has been nominated to serve on our Board of Directors. We have agreed to engage Mr. Waters as a consultant on certain matters for the next three years. We will pay him an annual retainer of $30,000 plus pay his health benefits.

CORPORATE GOVERNANCE

Shareholder Communications

Our Board of Directors provides for a process by which shareholders may communicate with the Board of Directors, a Board of Directors’ committee, the independent directors as a group, or individual directors. Shareholders who wish to communicate with our Board of Directors, a Board of Directors’ committee, or any other directors or individual directors may do so by sending written communications addressed to the Board of Directors of Floridian Financial Group, a Board of Directors’ committee, or such group of directors or individual directors to the following address:

Floridian Financial Group, Inc.

c/o Corporate Secretary

175 Timacuan Boulevard

Lake Mary, FL 32746

Communications will be compiled by our Corporate Secretary and submitted to the Board of Directors, a committee of the Board of Directors, or the appropriate group of directors or individual directors, as appropriate, at the next regular meeting of the Board of Directors. The Board of Directors has requested that the Corporate Secretary submit to the Board of Directors all communications received, excluding those items that are not related to board duties and responsibilities, such as: mass mailings; job inquiries and resumes; and advertisements, solicitations, and surveys.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to our Chief Executive Officer and our financial and accounting officers, which is available, without charge, upon written request to:

Floridian Financial Group, Inc.

c/o Corporate Secretary

175 Timacuan Boulevard

Lake Mary, FL 32746

This code is designed to comply with U.S. Securities and Exchange Commission requirements.

Director Nominating Process

The Board of Directors does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to our Board of Directors. The Board of Directors determined that it is appropriate and in our best interests to have all independent directors evaluate all Board of Director nominees rather than have a separate designated committee. Under our nominating procedures, our Board of Directors will identify nominees for directors, primarily based upon suggestions from shareholders, current directors, and executives. The Board of Directors will then interview director candidates. The full Board of Directors will formally nominate candidates for director to be included in the slate of directors presented for shareholder vote.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	11

The Board of Directors annually reviews and determines whether the composition and size of the Board of Directors consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board of Directors, consistent with applicable regulatory requirements.

The Board of Directors believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our shareholders. The Board of Directors will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in the NYSE listing standards, the business experience currently desired on the Board of Directors, geography, the nominee’s banking industry experience, and the nominee’s general ability to enhance the overall composition of the Board of Directors. The Board of Directors does not have a formal policy on diversity; however, the Board values diversity of viewpoint.

Board Leadership

The Board has no policy with respect to separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or a non-management director, and believes that these are matters that should be discussed and determined by the Board from time to time. Currently, Mr. Brinkley serves as our Chairman and CEO. Given the fact that Mr. Brinkley is tasked with the responsibility of implementing our corporate strategy, we believe he is best suited for leading discussions regarding performance relative to our corporate strategy, and this discussion is a significant portion of our Board meetings.

Risk Management

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at our committee levels, the Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about our risks. In addition, the Board believes the combined Chairman and CEO role assists us in our implementation of major policies addressing our risks.

Director Attendance at Annual Meeting of Shareholders

We encourage all incumbent directors, as well as nominees for election as director, to attend the Annual Meeting of Shareholders. All of our incumbent directors attended our Annual Meeting in April 2009, except for Messrs. Gailey and Hurt.

TRANSACTIONS WITH MANAGEMENT AND RELATED PERSONS

Some of our directors and officers, and other persons and entities with which they are affiliated, are customers of, and have in the ordinary course of business banking transactions with, our banking subsidiaries. These transactions include loans, commitments, lines of credit, and letters of credit, any of which may, from time to time, exceed $120,000. All loans included in these transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons who were not affiliates of our banking subsidiaries and, in the opinion of management, did not involve more than the normal risk of collectability or presented other unfavorable features. Our Board of Directors approved all these transactions. Additional transactions with these persons and businesses are anticipated in the future. As of December 31, 2009, the amount of credit extended to directors, executive officers and their affiliates in the aggregate was approximately $7.4 million.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our and our shareholders’ best interests. Therefore, as a general matter it is our preference to avoid these transactions. Nevertheless, we recognize that there are situations where these transactions may be in, or may not be inconsistent with, our best interests. Therefore, we have adopted procedures that require the Audit Committee of our Board of Directors to review and, if appropriate, to approve or ratify any these transactions. Pursuant to the procedures, the Audit Committee will review any transaction in which we are or will be a participant and the amount

12	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

involved exceeds $120,000, and in which any of our directors or executives had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, our and our shareholders’ best interests, as the Audit Committee determines in good faith.

Orange Bank of Florida, our wholly-owned subsidiary, has entered into a lease with First Team Properties, LLC, which is wholly-owned by Mr. Peacock, one of our directors. Pursuant to the lease, Orange Bank leases its Claremont branch for approximately $225,000 per year plus common area maintenance charges. This lease commenced in November 2009.

EXECUTIVE OFFICERS

The names, ages, and current positions of our executive officers as of the record date are listed in the table below. If an executive officer is also a director or a nominee for director, then his biography is presented in “Proposal 1 – Nominees for Election as Directors” beginning on page 6. Executive officers are elected annually by the Board of Directors at its meeting following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. There are no family relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected.

Name	Position
Charlie W. Brinkley, Jr.	Chief Executive Officer
Keith A. Bulko	President of Floridian Bank
Thomas H. Dargan, Jr.	President and Director
Teague Gilliland	Executive Vice President and Chief Operating Officer
Michael V. Kearney	Executive Vice President
John D. Waters	Executive Vice President and Chief Financial Officer

Teague Gilliland, 57, has served as our Executive Vice President and Chief Operating Officer since April 2008. From September 2007 until we acquired Orange Bank of Florida in March 2008, Ms. Gilliland was the Executive Vice President of Orange Bank of Florida. From October 2004 until September 2007, Ms. Gilliland was Chief Operating Officer of Florida Choice Bank. She was Executive Vice President and Senior Operations Officer at Southern Community Bank from February 1999 until September 2004.

Michael V. Kearney, 49, has served as our Executive Vice President since January 2010. We expect to appoint Mr. Kearney our Chief Financial Officer on April 30, 2010. Prior to his appointment as Executive Vice President of the Company, Mr. Kearney, a Certified Public Accountant, served as Chief Financial Officer of Heritage Bank of North Florida, based in Jacksonville, Florida since December 2006. From 1988 until November 2006, Mr. Kearney was employed by Sun Trust Banks, Inc. in various accounting and finance related positions, including Director of Financial Reporting from 1998 until May 2005 and Director of Accounting Control and Accounting Risk Management from May 2005 until November 2006. Mr. Kearney is an honors graduate of the Graduate School of Banking, University of Wisconsin as well as a graduate of Illinois State University with a Bachelor of Science in Accounting.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	13

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table shows compensation information for our principal executive officer and our two most highly compensated executive officers as of December 31, 2009. We refer to each of the individuals named in the table below as “named executive officers.”

(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(1)	Total ($)

Charlie W. Brinkley, Jr.	2009	$300,000	$-	$-	$-	$18,600	$318,600
Chairman and Chief Executive	2008	300,000	-	-	106,127	17,452	423,579
Officer

Thomas H. Dargan, Jr.	2009	200,000	-	-	61,239	14,438	274,177
President	2008	200,000	-	-	-	14,229	214,229

Keith A. Bulko	2009	213,058	-	-	61,239	14,852	289,149
President of Floridian Bank	2008	200,000	-	-	-	14,229	214,229

(1)

The amounts reported reflect, for each named executive officer, the incremental cost to us of all perquisites and other personal benefits. In 2009, each of our named executive officers received the following perquisites (all of which are valued based on our out of pocket cost): club dues, cash automobile allowance, and life insurance premiums paid by us. All of our employees receive the same life insurance benefits as our named executive officers. In addition, in 2009, we purchased a town home in Lake Mary, Florida. We have granted Mr. Brinkley the temporary use of the town home. We believe that this arrangement is beneficial to Mr. Brinkley and us by allowing him to live in close proximity to our headquarters in Lake Mary, Florida. We value the cost of this perquisite on the actual out of pocket cost to us. The following table outlines those (i) perquisites and other personal benefits and (ii) additional all other compensation required by the SEC rules to be separately quantified:

Name	Club Dues	Automobile	Temporary Living
Charlie W. Brinkley, Jr.	$3,782	$10,768	$3,276
Thomas H. Dargan, Jr.	5,438	9,000	—
Keith A. Bulko	5,438	9,000	—

(2)

Awards represent the grant date fair value calculated in accordance with FASB ASC Topic 718. There were no awards with performance conditions. A discussion of the assumptions used in calculating the award may be found in Note 14 to our audited consolidated financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

We have entered into a written employment agreement with each of our named executive officers.

Charlie W. Brinkley, Jr.

On October 1, 2007, Orange Bank of Florida entered into an Employment Agreement with Mr. Brinkley. Pursuant to that agreement, Mr. Brinkley served as an executive vice president of Orange Bank of Florida until our acquisition of Orange Bank of Florida. Upon the effective time of our merger with Orange Bank of Florida, the agreement provided that Mr. Brinkley would be named our Chairman and Chief Executive Officer. His agreement is for an initial three-year period after which the term is extended for successive one year periods. The agreement provides for a minimum annual base salary of $300,000. Mr. Brinkley is entitled to bonuses as determined by the Board of Directors of Floridian Bank.

Mr. Brinkley is entitled to participate in all of the employee benefit programs and perquisites generally available to our executive officers, including the following benefits:

14	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

▪	Up to four (4) weeks vacation;

▪	Reimbursement for monthly club dues, assessments and expenses, and any other reasonable expenses incurred in connection with his employment; and

▪	A monthly automobile allowance.

Pursuant to his employment agreement, Mr. Brinkley received an initial grant of 17,500 stock options to acquire shares of Orange Bank of Florida with an exercise price of $11.25 per share. Upon the merger of Orange Bank of Florida with us, the options were converted into 18,272 stock options to acquire shares of our Common Stock with an exercise price of $10.77 per share. In addition, upon our consolidated total assets reaching $500 million, we will grant to Mr. Brinkley a second grant of 25,000 stock options at fair market value (or 125% of book value if our shares of Common Stock are not publicly traded). All options granted to Mr. Brinkley vest and become exercisable in five (5) equal installments beginning on the first anniversary of the date of the initial grant. All unvested options become immediately vested upon a change-in-control, as provided in the stock option plan.

In the event that any payment we make to Mr. Brinkley is considered to be an “excess parachute payment” within the meaning of Section 280G(b) of the Internal Revenue Code, we have agreed to pay to Mr. Brinkley an amount that, after reduction from the payment for all federal, state, and local tax (including excise tax or other additional taxes), is equal to all excise taxes that are imposed by Section 4999 of the Internal Revenue Code and any additional taxes or interest imposed by Section 409A of the Internal Revenue Code.

Pursuant to the agreement, we agreed to enter into a deferred compensation arrangement. We discuss the Salary Continuation Plan in more detail below.

Mr. Brinkley is entitled to certain severance benefits if his employment is terminated upon a change-in-control, if we terminate his employment without “cause”, or if he resigns for “good reason.” We discuss the definition of “cause” and “good reason,” as well as the severance benefits, below.

Thomas H. Dargan and Keith A. Bulko.

Messrs. Dargan and Bulko are entitled to the exact same compensation and benefits to each other. On March 20, 2006, our subsidiary, Floridian Bank, entered into an Employment Agreement with Messrs. Dargan and Bulko. Mr. Dargan serves as our President and Floridian Bank’s Chairman and Chief Executive Officer. Mr. Bulko serves as Floridian Bank’s President. Each of their agreements is for an initial three-year period after which the term is extended for successive one year periods. Each of their agreements provides for an initial annual base salary of $150,000 with a yearly increase of at least 8%. Each of Messrs. Dargan and Bulko is entitled to bonuses as determined by the Board of Directors of Floridian Bank.

Each of Messrs. Dargan and Bulko is entitled to participate in all of the employee benefit programs and perquisites generally available to Floridian Bank’s employees as well as the following benefits:

▪	Life insurance coverage (payable to such beneficiary as each may designate);

▪	Life insurance policy maintained by each on his life;

▪	Up to four (4) weeks vacation;

▪	Reimbursement for monthly club dues, assessments and expenses, and any other reasonable expenses incurred in connection with his employment; and

▪	A monthly automobile allowance.

Pursuant to his employment agreement, each of Messrs. Dargan and Bulko received an initial grant of 49,000 stock options with an exercise price of $10.00 per share. Options vested over a four year service period.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	15

Each of Messrs. Dargan and Bulko is entitled to certain severance benefits if his employment is terminated upon a change-in-control, if we terminate his employment without “cause”, or if he resigns for “Good Reason.” We discuss the definition of “cause” and “good reason,” as well as the severance benefits, below.

Pension Benefits

We provide to our named executive officers retirement benefits under a Salary Continuation Agreement.

Charlie W. Brinkley, Jr.

The key provisions of Mr. Brinkley’s Salary Continuation Agreement are as follows:

Monthly Benefit.

Upon separation from service on or after his normal retirement age (age 65), for reasons other than death, Mr. Brinkley will receive an Annual Benefit equal to the greater of (i) 60% of his highest annualized salary, excluding bonuses, commissions, fringe and incentive compensation but including deferrals under any retirement or cafeteria plan, for the three year period immediately prior to his separation from service or (ii) $180,000, for a period of 20 years. Upon separation from service, the Annual Benefit will be increased each year by the Consumer Price Index.

Early Termination Benefit.

If Mr. Brinkley is terminated from service prior to normal retirement age for any reason other than following a change of control or due to death, disability, or termination for cause, Mr. Brinkley will receive an amount equal to the liability that should be accrued under generally accepted accounting principles, for our obligation to Mr. Brinkley under the Salary Continuation Agreement, payable over 240 equal monthly payments (with such payments increased each year by the Consumer Price Index), subject to the following vesting schedule:

Date in Which Separation from Service Occurs	Vested Portion of Benefit
12/31/09-12/30/10	20%
12/31/10-12/30/11	30%
12/31/11-12/30/12	40%
12/31/12-12/30/13	50%
12/31/13-12/30/14	60%
12/31/14-12/30/15	70%
12/31/15-12/30/16	80%
12/31/16-12/30/17	90%
On or After 12/31/17	100%

Change-in-Control Benefit.

Upon a change-in-control, Mr. Brinkley will receive an amount equal to the present value of 15 years of annual payments equal to the greater of (i) one hundred percent of his Projected Benefit or (ii) $180,000. The change-in-control benefit will be paid in 60 equal monthly installments. For purposes of the Salary Continuation Agreement, “Projected Benefit” means 60% of Mr. Brinkley’s (x) highest annualized salary, excluding bonuses, commissions, fringe and incentive compensation but including deferrals under any retirement or cafeteria plan, for the three year period immediately prior to his separation from service, increased by (y) 5% annually from his separation of service until his normal retirement age.

Disability Benefit.

If Mr. Brinkley experiences a disability, which results in a termination of service prior to normal retirement age, Mr. Brinkley will receive an amount equal to the liability that should be accrued under generally accepted accounting principles for our obligation to Mr. Brinkley under the Salary Continuation Agreement.

16	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Death Benefit.

If Mr. Brinkley dies prior to a separation of service, his estate will receive an Annual Benefit equal to the greater of (i) 60% of his highest annualized salary, excluding bonuses, commissions, fringe and incentive compensation but including deferrals under any retirement or cafeteria plan, for the three year period immediately prior to his separation from service or (ii) $180,000, for a period of 20 years.

Termination for Cause.

No benefits are payable to Mr. Brinkley, if we terminate him for cause. A termination for cause for purposes of the Salary Continuation Agreement is defined in the same manner as his employment agreement, as discussed below.

Thomas H. Dargan and Keith A. Bulko.

The key provisions of Messrs. Dargan and Bulko’s Salary Continuation Agreement are as follows:

Monthly Benefit.

Upon separation from service on or after his normal retirement age (age 65), for reasons other than death, Messrs. Dargan and Bulko will receive ,for a period of 15 years, an Annual Benefit equal to (i) $140,000 for Mr. Dargan and (ii) $105,000 for Mr. Bulko.

Early Termination Benefit.

If either Messrs. Dargan and Bulko is terminated from service prior to normal retirement age for any reason other than following a change of control or due to death, disability, or termination for cause, he will receive an amount equal to the liability that should be accrued under generally accepted accounting principles, for our obligation to him under the Salary Continuation Agreement, payable over 180 equal monthly payments, subject to the following vesting schedule:

Date in which Separation from Service Occurs	Vested Portion of Benefit
12/31/09-12/30/10	10%
12/31/10-12/30/11	20%
12/31/11-12/30/12	30%
12/31/12-12/30/13	40%
12/31/13-12/30/14	50%
12/31/14-12/30/15	60%
12/31/15-12/30/16	70%
12/31/16-12/30/17	80%
12/31/17-12/30/18	90%
On or After 12/31/18	100%

Change-in-Control Benefit.

Upon a change-in-control, Messrs. Dargan and Bulko will receive an amount equal to the present value of 15 years of annual payments equal to one hundred percent of his Accrual Balance required at normal retirement age. The change-in-control benefit will be paid in 36 equal monthly installments. For purposes of the Salary Continuation Agreement, “Accrual Balance” means the liability that should be accrued by us, under generally accepted accounting principles for our obligation under the Salary Continuation Agreement, by applying Accounting Principles Board Opinion Number 12 (as amended by Statement of Financial Accounting Standard No. 106) and the discount rate.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	17

Disability Benefit.

If either Messrs. Dargan or Bulko experience a disability, which results in a termination of service prior to normal retirement age, he will receive an amount equal to the liability that should be accrued under generally accepted accounting principles for our obligation to him under the Salary Continuation Plan.

Death Benefit.

If either Messrs. Dargan or Bulko dies prior to a separation of service, his estate will receive a lump sum payment equal to the Accrual Balance.

Termination for Cause.

No benefits are payable to either Messrs. Dargan or Bulko if we terminate him for cause. A termination for cause for purposes of the Salary Continuation Agreement is defined in the same manner as each of their employment agreements, as discussed below, as well as if he fails to achieve mutually agreed upon performance standards established from time to time.

Other Post-Employment Compensation.

We have entered into employment agreements, and with regard to Mr. Brinkley a Salary Continuation Agreement, that will require us to provide compensation to Messrs. Brinkley, Dargan, and Bulko.

Involuntary Not For Cause Termination or Termination for Good Reason.

Charlie W. Brinkley, Jr.

Mr. Brinkley will be entitled to a lump sum amount equal to two times his base salary plus a lump sum amount equal to two times any bonus received by Mr. Brinkley in the previous 12 months and medical, long-term disability, dental, and life insurance coverage for a period of 18 months, if Mr. Brinkley is involuntary terminated not for cause or terminates for good reason. In addition, any unvested stock options would become immediately vested.

A termination is for cause if it is for any of the following reasons:

▪

He fails or refuses to comply with the obligations required by his employment agreement or our policies; provided, however, that for the first failure or refusal, he will be given written warning, and the second failure or refusal will be grounds for termination for cause;

▪	He engages in conduct involving fraud, deceit, personal dishonesty, or breach of fiduciary duty, or any other conduct, which has or may adversely affect, our business or reputation;

▪	He violates any banking law or regulation, memorandum of understanding, cease and desist order, or other agreement with any banking agency having jurisdiction over us;

▪

He becomes subject to continuing intemperance in the use of alcohol or drugs, which has or may adversely affect the our business or reputation, or if he has been convicted of a crime involving moral turpitude;

▪	He files any petition under federal bankruptcy laws or any state insolvency laws; or

▪	He fails to achieve mutually agreed upon performance standards established from time to time.

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A termination by Mr. Brinkley is for good reason if, after it he has given written notice of the reason for termination and a 30 day cure period, will be deemed to occur for any of the following reasons:

▪	We materially breach his employment agreement;

▪	We significantly reduce his base compensation, duties, responsibilities, authority or title, without his prior written consent; or

▪	Upon a change of control.

Thomas H. Dargan and Keith A. Bulko.

Each of Messrs. Dargan and Bulko will be entitled to the continuation of payment of his base salary for 12 months plus an amount equal to any bonus received by Mr. Dargan or Mr. Bulko, as applicable, in the previous 12 months, if Mr. Dargan or Mr. Bulko, as applicable, is involuntary terminated not for cause, terminates for good reason, or upon a change of control. A termination is for cause if it is for any of the following reasons:

▪

He fails or refuses to comply with the obligations required by his employment agreement or our policies; provided, however, that for the first failure or refusal, he will be given written warning, and the second failure or refusal will be grounds for termination for cause;

▪	He engages in conduct involving fraud, deceit, personal dishonesty, or breach of fiduciary duty, or any other conduct, which has or may adversely affect, our business or reputation;

▪	He violates any banking law or regulation, memorandum of understanding, cease and desist order, or other agreement with any banking agency having jurisdiction over us;

▪

He becomes subject to continuing intemperance in the use of alcohol or drugs, which has or may adversely affect the our business or reputation, or if he has been convicted of a crime involving moral turpitude; or

▪	He files any petition under federal bankruptcy laws or any state insolvency laws.

A termination of either Messrs. Dargan or Bulko is for good reason if, after it he has given written notice of the reason for termination and a 30 day cure period, will be deemed to occur for any of the following reasons:

▪	We materially breach his employment agreement;

▪	We significantly reduce his duties, responsibilities, authority or title, without his prior written consent; or

▪	We terminate his employment for any reason other than for cause.

Payments upon a Termination in Connection with a Change of Control.

The definition of change of control is different under the executive employment agreements and the supplemental executive retirement program agreements.

Pursuant to the employment agreements for Messrs. Brinkley, Dargan, and Bulko, a “change in control” is defined as a merger or acquisition in which we are not the surviving entity, or the acquisition by any individual or group of beneficial ownership of more than 50% of our outstanding shares of Common Stock.

A change of control under the Salary Continuation Agreements for Messrs. Brinkley, Dargan, and Bulko is defined as a change in the ownership or effective control of us, or in the ownership of a substantial portion of our assets, as such changes are defined in Section 409A of the Internal Revenue Code.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	19

Outstanding Equity Awards at Fiscal Year-End 2009.

The following table provides information, for our named executive officers, on stock option holdings at the end of 2009.

	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Charlie W. Brinkley, Jr.	6,500	26,000	(1)	$12.50	7/28/2018
	14,618	3,654	(2)	10.77	10/1/2017
Thomas H. Dargan, Jr.	49,000	—		10.00	12/28/2015
	—	21,000	(1)	12.50	6/18/2019
Keith A. Bulko	49,000	—		10.00	12/28/2015
	—	21,000	(1)	12.50	6/18/2019

(1) The options vest ratably, with 20% vesting on each of the first five anniversaries of grant date.

(2) The remaining options vest ½ on each of next two anniversaries of grant date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers and any persons who own more than 10% of a class of stock registered under Section 12 of the Exchange Act to file reports with the Securities and Exchange Commission with respect to their ownership of the class of stock. Directors, executive officers, and persons owning more than 10% of a registered class of stock are required to furnish the company with copies of all Section 16(a) reports they file.

Based solely upon a review of these reports received by us for 2009 and any written representations from reporting persons, we believe that during 2009 each required Section 16(a) report for 2009 was filed on time, except one Form 4 each for Messrs. Bulko, Dargan and McClanahan, all of which were late and filed in December 2009 due to an administrative oversight.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, which operates under a written charter adopted by the Board of Directors, monitors the Company’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2009 and particularly with regard to the Company’s audited consolidated statements of financial condition as of December 31, 2009 and 2008, and the related statements of income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009.

The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with McGladrey & Pullen their judgments as to quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended by the Public Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee discussed with McGladrey & Pullen, the auditor’s independence from management and the Company, including the written disclosures, letter, and other matters required of McGladrey & Pullen by the Public Company Accounting Oversight Board.

20	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

2009 Audit Committee:

W. Warner Peacock, Chairman

Truman E. Gailey, Jr.

Jennings L. Hurt, III

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the accounting firm of McGladrey & Pullen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of McGladrey & Pullen LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

On May 22, 2008, Osburn, Henning and Company, our former independent public accounting firm, notified our Audit Committee of its intention to resign due to the fact that we needed to register our Common Stock under Section 12 of the Exchange Act and that Osburn, Henning and Company was not a PCAOB registered public accounting firm. As such, the auditor-client relationship with Osburn, Henning and Company ceased on that date.

Our Audit Committee initiated a search for a new public accounting firm by directing management to undertake a request for proposal from independent registered public accounting firms. We commenced our search on June 12, 2008 by asking four large public accounting firms to submit proposals.

On September 30, 2008, the Audit Committee of our Board of Directors engaged McGladrey & Pullen LLP to act as our principal accountant for the fiscal year ending December 31, 2008.

Osburn, Henning and Company’s audit report on our consolidated financial statements as of and for the year ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Osburn, Henning and Company has elected not to provide their consent to us to file their audit opinion in our filings with the Securities and Exchange Commission. As a result, the Audit Committee of our Board of Directors engaged McGladrey & Pullen LLP to reaudit our consolidated financial statements as of and for the year ended December 31, 2007. In addition, the Audit Committee of our Board of Directors engaged McGladrey & Pullen LLP to reaudit Orange Bank of Florida’s financial statements as of and for the year ended December 31, 2007.

During the fiscal year ended December 31, 2007 and the subsequent interim period through May 22, 2008, (i) there were no disagreements between us and Osburn, Henning and Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	21

resolved to the satisfaction of Osburn, Henning and Company, would have caused Osburn, Henning and Company to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2007 and the subsequent interim period through May 22, 2008, neither we nor anyone acting on our behalf consulted McGladrey & Pullen LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Shareholder ratification of the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the appointment of McGladrey & Pullen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our shareholders’ best interests.

The Board of Directors unanimously recommends a vote “FOR” the ratification of our appointment of

McGladrey & Pullen LLP as our independent registered public accounting firm for the current fiscal year.

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by McGladrey & Pullen LLP for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2009 and 2008.

Type of Fees	2009	2008
Audit Fees (1)	$196,237	$212,393
Audit-Related Fees	—	—
Tax Fees (2)	11,550	18,000
All Other Fees	—	—
Total	$207,787	$230,293

(1)

Audit fees for 2009 and 2008 consist of professional services rendered for the annual audit of our financial statements and review of financial statements included in our quarterly reports, and accounting consultation.

(2)	Tax fees for 2009 and 2008 consist of tax returns and related filings as well as 2008 short period return for Orange Bank.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors specifically pre-approves all audit and non-audit services provided by our independent accountant.

All of the audit, audit-related, tax and all other services provided by McGladrey & Pullen LLP to us in 2009 were approved by the Audit Committee by means of specific pre-approvals. The Audit Committee has determined that all non-audit services provided by McGladrey & Pullen LLP in 2009 were compatible with maintaining its independence in the conduct of its auditing functions.

22	Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

SHAREHOLDER PROPOSALS

Shareholder proposals that are to be included in the Proxy Statement for the 2011 meeting must be received by December 1, 2010. Shareholder proposals for the 2011 meeting that are not intended to be included in the Proxy Statement for that meeting must be received by February 15, 2011, or the Board of Directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to our Corporate Secretary at our principal offices.

DIRECTOR NOMINATIONS

Any shareholder entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend, pursuant to Article I, Section 15 of our Bylaws, to:

Floridian Financial Group, Inc.

175 Timacuan Boulevard

Lake Mary, FL 32746

Attention: Corporate Secretary

To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received no earlier than 180 days and no later than 120 days prior to April 1, 2011, the first anniversary of the date we sent you this year’s Proxy Statement. In other words, director nominations must be received no earlier than October 2, 2010, and no later than December 1, 2010, to be nominated for consideration at the 2011 Annual Meeting. Recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Board of Directors. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director identified by our directors, executive officers, or search firms, if any, employed by us.

HOUSEHOLDING

We plan to adopt a procedure approved by the Securities and Exchange Commission known as “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these shareholders notifies our transfer agent that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. If you wish to receive your own copy of these materials, you may contact our transfer agent, Registrar and Transfer Company, by telephone, by fax, or by email:

Registrar and Transfer Company

By phone: (800) 368-5948

By fax: (908) 497-2318

By email: info@rtco.com

Shareholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent as indicated above. Beneficial owners can request information about householding from their banks, brokers, or other nominees.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement	23

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
FLORIDIAN FINANCIAL GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FLORIDIAN FINANCIAL GROUP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 29, 2010

     KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of Floridian Financial Group, Inc. (the “Company”), Lake Mary, Florida, do hereby nominate, constitute, and appoint Keith A. Bulko, Thomas H. Dargan, Jr., and Michael G. Penney (collectively, the “Proxies”), or any of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place, and stead to vote all the shares of Common Stock of the Company that the shareholder signing the Proxy Card is entitled to vote an the annual meeting of its shareholders to be held at the Company’s principal executive offices, 175 Timacuan Boulevard, Lake Mary, Florida 32746, on Thursday, April 29, 2010, beginning at 9:00 a.m. Eastern Time, and at any adjournments or postponements thereof, as instructed on the reverse side of this Proxy Card and in the Proxies’ discretion on other matters.

     All proxies previously given or executed by the shareholder signing this Proxy Card are hereby revoked.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

		For	With- hold	For All Except
1.	To elect three (3) Class I directors to serve for a three year term that expires at the 2013 Annual Meeting of Shareholders and two (2)	☐	☐	☐
Class II directors to serve for a one year term that expires at the 2011 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Class I
William F. Crider, Truman E. Gailey, Jr., Jennings L. Hurt, III

Class II
Blaine Lansberry and John D. Waters

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	To ratify the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND AS DETERMINED BY THE PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

Please mark here if you intend to attend the 2010 Annual Meeting of Shareholders.	☐

The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

     Please sign exactly as name appears on your stock certificate. When shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

   Detach above card, sign, date and mail in postage paid envelope provided.
FLORIDIAN FINANCIAL GROUP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at
www.snl.com/IRWebLinkX/GenPage.aspx?IID=4115186&GKP=204096.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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